UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       ----------------------------------


                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                     --------------------------------------


                                  October 8, 2001
                Date of Report (Date of earliest event reported)


                      Shenandoah Telecommunications Company
             (Exact name of registrant as specified in its charter)


         Virginia                        0-9881                  54-1162807
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
    of incorporation or                                   Identification Number)
       organization)


P.O. Box 459
Edinburg, VA                                                           22824
(Address of principal executive office)                              (Zip code)



       Registrant's telephone number, including area code: (540) 984-4141

Item 5.

During the period October 8 through October 24, 2001, the Company sold 100,000 shares of Illuminet Holdings for proceeds of approximately $4,410,000, 150,332 shares of Loral Space & Communications stock for proceeds of approximately $150,000, and 70,026 shares of ITC^DeltaCom for proceeds of approximately $67,000. The net realized gains on these sales, of approximately $4.2 million, will be recorded in the fourth quarter of 2001.

The Company retains 333,504 shares of Illuminet Holdings, but has not made any decision as to future sales. The sale of the Loral and ITC^DeltaCom stock liquidated all the Company's holdings of these securities.


SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARY COMPANIES

                          SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        SHENANDOAH TELECOMMUNICATIONS COMPANY
                        (Registrant)


October 29, 2001        /s/ LAURENCE F. PAXTON
                        ------------------------
                        Laurence F. Paxton
                        Vice President - Finance